UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	October 11, 2005
JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
5757 N. Green Bay Avenue, P.O. Box 591
Milwaukee, Wisconsin 53201-0591
(Address of principal executive offices, including zip code)
(414) 524-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On October 11, 2005, Johnson Controls, Inc. issued a press release announcing that its diluted earnings per share for fiscal 2006 would be in a range of $5.00 to $5.15, a 13-17% increase from its estimate of $4.39 to $4.43 for fiscal 2005. The Company also announced that it expects its sales for 2006 to increase by 14% to approximately $32 billion from approximately $28 billion for 2005. The Company confirmed its guidance for 2005 sales to be approximately 10% higher than for 2004, and for 2005 earnings per share to be up 16-17% from the prior year. A copy of the press release and Non-GAAP reconciliations are herein incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K dated October 11, 2005.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits:
99	Press release issued by the registrant on October 11, 2005 (incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K dated October 11, 2005).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
By:	/s/ Jeffrey Augustin
Jeffrey Augustin
Vice President and Corporate Controller

Date: October 12, 2005